EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement (333-83040) of our report dated September 11, 2000 on the consolidated financial statements of U.S. Energy Corp. for the years ended May 31, 2000 and 1999 included in U.S. Energy Corp.'s Form 10-K for the year ended May 31, 2001 and to all references to our Firm included in this registration statement.


                                       /s/  Arthur Andersen LLP


Denver, Colorado
  May 10, 2002.